Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated VimpelCom 2000 Stock Option Plan and the VimpelCom 2010 Stock Option Plan of (1) our reports dated March 18, 2010 with respect to the consolidated financial statements of Open Joint Stock Company Vimpel-Communications (“VimpelCom”) and the effectiveness of internal control over financial reporting of VimpelCom, which were included in VimpelCom’s Annual Report (Form 20-F) for the year ended December 31, 2009, (2) our report dated May 6, 2009, except for the adoption of SFAS 160 as described in Note 2, as to which the date is December 4, 2009 and Note 23, as to which the date is March 5, 2010, with respect to the consolidated financial statements of VimpelCom included in its Annual Report (Form 20-F/A) for the year ended December 31, 2008, which is incorporated by reference in the prospectus of VimpelCom Ltd. filed with the Securities and Exchange Commission on March 26, 2010 (Registration Number 333-164770), (3) our report dated May 6, 2009, except for the effects of the material weakness described in the sixth paragraph of that report, as to which the date is March 5, 2010, with respect to the effectiveness of internal control over financial reporting of VimpelCom included in its Annual Report (Form 20-F/A) for the year ended December 31, 2008, which is incorporated by reference in the prospectus of VimpelCom Ltd. filed with the Securities and Exchange Commission on March 26, 2010 (Registration Number 333-164770), and (4) our report dated March 17, 2008 with respect to the consolidated financial statements of Golden Telecom, Inc. included in the prospectus of VimpelCom Ltd. filed with the Securities and Exchange Commission on March 26, 2010 (Registration Number 333-164770).

/s/ Ernst & Young LLC
Moscow, Russia
April 23, 2010